4

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 26, 2013

FIRST FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	001-12669	57-0799315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina	29201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 277-2175

SCBT Financial Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

Effective July 26, 2013, First Financial Holdings, Inc. (previously, SCBT Financial Corporation, the “Company”) completed its previously announced merger (the “Merger”) with legacy First Financial Holdings, Inc. (“Legacy First Financial”), pursuant to an Agreement and Plan of Merger, dated as of February 19, 2013 (the “Merger Agreement”) between the Company and Legacy First Financial.  At closing, Legacy First Financial merged with and into the Company, with the Company surviving the Merger as the surviving corporation.  Pursuant to the Merger Agreement, holders of Legacy First Financial common stock have a right to receive 0.4237 of a share of common stock of the Company, par value $2.50 per share (the “Company Common Stock”) for each share of Legacy First Financial common stock held immediately prior to the effective time of the Merger, plus cash in lieu of fractional shares.  Each outstanding share of the Company’s Common Stock remained outstanding and was unaffected by the Merger.

Immediately following the Merger, First Federal Bank, a South Carolina banking corporation and wholly owned subsidiary of Legacy First Financial, merged with and into SCBT, a South Carolina banking corporation and wholly owned subsidiary of the Company, with SCBT surviving the merger and continuing its corporate existence.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the Merger, pursuant to a supplemental indenture, dated July 26, 2013, by and between the Company, Legacy First Financial and Wilmington Trust Company, as Trustee, the Company assumed all of Legacy First Financial’s obligations with respect to its outstanding trust preferred securities, including $46,392,000 of Fixed Rate Junior Subordinated Deferrable Interest Debt Securities, due 2034, related to First Financial Capital Trust I, a Delaware statutory trust, with an interest rate of 7.0% per annum.

Item 3.03.                                        Material Modifications to the Rights of Security Holders.

On July 26, 2013, in connection with the Merger, the Company issued 65,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, having a liquidation preference of $1,000 per share (the “Company Preferred Stock”).  Under the terms of the Merger Agreement, at the completion of the Merger each share of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, having a liquidation preference of $1,000 per share, of Legacy First Financial was converted into the right to receive one share of Company Preferred Stock.  The Company Preferred Stock was issued under Articles of Amendment to the Company’s Amended & Restated Articles of Incorporation as described in Item 5.03 below (the “Preferred Stock Articles of Amendment”). The Board has declared a dividend of $12.50 per share on the Company Preferred Stock, payable on August 15, 2013 to holders of record as of July 31, 2013.

The Company Preferred Stock will qualify as Tier 1 capital and will be entitled to cumulative dividends at a rate of 5% per annum until February 15, 2014, and 9% per annum thereafter.  The Company Preferred Stock may be redeemed by the Company at any time, in whole or in part, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per share of Company Preferred Stock plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to but excluding the date of redemption.

Pursuant to the certificate of determinations for the Company Preferred Stock, which is contained in the Preferred Stock Articles of Amendment, the Company’s ability to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock (in each case, as defined below) will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Company Preferred Stock.  “Junior Stock” means the Company Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Company Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company.  “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Company Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or noncumulatively).

The Company Preferred Stock does not generally entitle holders thereof to any voting rights.  However, if the Company does not pay dividends on the Company Preferred Stock for six or more quarterly periods, whether or not consecutive, the holders of the Company Preferred Stock (voting as a single class together with the holders of any other Parity Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on the Company’s Board of Directors (the “Board”) until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) on the Company Preferred Stock are paid in full, subject to certain restrictions.  In addition, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Company Preferred Stock is required to authorize, create or increase the authorized number of shares of Company capital stock ranking, as to dividends or amounts payable upon liquidation, senior to the Company Preferred Stock, to amend, alter or repeal any provision of the Company’s Articles  of Incorporation in a manner that adversely affects the rights of the holders of the Company Preferred Stock or to consummate a binding share exchange or reclassification of the Company Preferred Stock or a merger or consolidation of the Company with another entity unless (x) the Company Preferred Stock remains outstanding or is converted into or exchanged for preference shares of the surviving entity or its ultimate parent and (y) the Company Preferred Stock remaining outstanding or such preference shares have terms that are not materially less favorable, taken as a whole, than the terms of the Company Preferred Stock immediately prior to such transaction, taken as a whole.

The foregoing description of the Company Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Preferred Stock Articles of Amendment, which are included as Exhibit 3.2 hereto and are incorporated herein by reference.

ITEM 5.02.                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, Harry M. Mims, Jr., resigned from the Board.  At the time of his resignation, Mr. Mims served on the Board’s Compensation and Benefits Committee and Executive Committee. Mr. Mims’s resignation was not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

Effective upon the consummation of the Merger, and pursuant to the terms of the Merger Agreement, Ms. Paula Harper Bethea, Mr. R. Wayne Hall, Mr. Thomas J. Johnson, Mr. Richard W. Salmons, Jr., and Mr. B. Ed Shelley (collectively, the “Legacy First Financial Directors”), each of whom were members of the Board of Directors of Legacy First Financial immediately prior to the consummation of the Merger, were appointed to serve as members of the Board, which has been expanded to 20 members. Also effective upon the consummation of the Merger, Ms. Bethea has been appointed to serve on the Board’s Executive Committee and Compensation & Benefits Committee and as Vice Chairman of the Board. In addition, Mr. Johnson has been appointed to serve on the Wealth Management and Trust Committee and Governance Committee, Mr. Salmons has been appointed to serve on the Audit Committee, and Mr. Shelley has been appointed to serve on the Compensation & Benefits Committee and Wealth Management and Trust Committee. Compensatory arrangements for the Legacy First Financial Directors will be consistent with the previously disclosed standard arrangements for directors as described in the Company’s proxy statement for its 2013 annual meeting of shareholders filed on March 4, 2013, which disclosure is incorporated herein by reference.

Effective upon the consummation of the Merger, Mr. R. Wayne Hall, 63, has been appointed President of the Company.  Mr. Hall previously served as President and Chief Executive Officer of Legacy First Financial.  Mr. Hall served as a Director of Legacy First Financial since 2011 and of First Federal Bank, the wholly owned bank subsidiary of First Financial (“First Federal”), since 2009.  Mr. Hall was initially employed by First Federal and First Financial on December 1, 2006 as Executive Vice President, Financial Management.  He subsequently served as the Principal Financial and Accounting Officer and Chief Financial Officer of Legacy First Financial and as First Federal’s Chief Operating Officer.  He is a certified public accountant.  Mr. Hall has over 34 years of audit and financial institutions experience, having served in several senior financial positions, including Executive Vice President and Chief Risk Officer of Provident Bank, Baltimore, Maryland.  The Company does not intend to appoint any other executive officers in connection with the closing of the Merger.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 26, 2013, in connection with the Merger, the Company filed Articles of Amendment to its Amended & Restated Articles of Incorporation (the “Name Change Articles of Amendment”) with the Secretary of State of the State of South Carolina to change the name of the Company from “SCBT Financial Corporation” to “First Financial Holdings, Inc.,” as contemplated by the Merger Agreement (the “Name Change”).  The foregoing description of the Name Change Articles of Amendment is qualified in its entirety by reference to the full text of the Name Change Articles of Amendment, which is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Also on July 26, 2013, the Company filed the Preferred Stock Articles of Amendment with the Secretary of State of the State of South Carolina to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock.  The foregoing description of the

Preferred Stock Articles of Amendment is qualified in its entirety by reference to the full text of the Preferred Stock Articles of Amendment, which is included as Exhibit 3.2 hereto and is incorporated herein by reference.

On July 26, 2013, the Board amended and restated the Company’s bylaws (the “Amended Bylaws”) to (i) reflect the Name Change, (ii) enable the Company’s President, Chairman of the Board or Chief Executive Officer to fix the record date for determining Company shareholders entitled to receive notice of and vote at a Company shareholders’ meeting, (iii) require that certain types of actions brought against the Company be brought in South Carolina courts and (iv) make certain changes required by the appointment of Mr. Hall as President of the Company.  The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, which is included as Exhibit 3.3 hereto and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b)  Pro forma financial information

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d)  Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of February 19, 2013, between the Company and First Financial Holdings, Inc. (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 22, 2013, and incorporated herein by reference).

3.1	Articles of Amendment to the Articles of Incorporation of the Company changing the name of the Company from “SCBT Financial Corporation” to “First Financial Holdings, Inc.”

3.2	Articles of Amendment to the Articles of Incorporation of the Company containing the terms of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

3.3	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.

Date: July 29, 2013	By:	/s/ John C. Pollok
	Name:	John C. Pollok
	Title:	Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of February 19, 2013, between the Company and First Financial Holdings, Inc. (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 22, 2013, and incorporated herein by reference).

3.1	Articles of Amendment to the Articles of Incorporation of the Company changing the name of the Company from “SCBT Financial Corporation” to “First Financial Holdings, Inc.”

3.2	Articles of Amendment to the Articles of Incorporation of the Company containing the terms of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

3.3	Amended and Restated Bylaws of the Company.